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                                                                    EXHIBIT 23.1


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Amerac Energy Corporation of our report dated March 25, 1997 appearing on page F-2 of the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996. We also consent to the reference to us under the heading of "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
Price Waterhouse LLP


Fort Worth, Texas
July 14, 1997